SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

SUNRISE TELECOM INCORPORATED
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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302 Enzo Drive

San Jose, California 95138

April 8, 2005

Dear Stockholder:

You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Sunrise Telecom Incorporated to be held on Wednesday, May 11, 2005 at 11:00 AM at our offices at 302 Enzo Drive, San Jose, California 95138.

Our Secretary’s formal notice of the meeting and the Proxy Statement appear on the following pages and describe the matters to be acted upon at the Annual Meeting. You also will have the opportunity to hear what has happened in our business in the past year and to ask questions if you attend the Annual Meeting.

We hope that you can join us. However, whether or not you plan to attend, please sign and return your proxy in the enclosed envelope as soon as possible so that your vote will be counted.

Sincerely,

/s/ Paul Ker-Chin Chang

Paul Ker-Chin Chang

Chairman, Chief Executive Officer and President

302 Enzo Drive

San Jose, California 95138

April 8, 2005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Sunrise Telecom Incorporated will hold its 2005 Annual Meeting of Stockholders at 11:00 AM on Wednesday, May 11, 2005 at our offices at 302 Enzo Drive, San Jose, California 95138.

At this meeting we will ask you to do the following:

•	Elect two directors to serve until the 2008 Annual Meeting of Stockholders;

•	Approve the amendment to the 2000 Stock Plan to fix the size of initial and annual grants to non-employee directors at 12,000 shares; and

•	Transact any other business that properly comes before the meeting.

Your Board of Directors has selected March 22, 2005 as the record date for determining stockholders entitled to vote at the meeting. A list of stockholders on that date will be available for inspection at 302 Enzo Drive, San Jose, California 95138, for ten days before the meeting.

This Proxy Statement, a proxy card and the 2004 Annual Report to Stockholders are being distributed on or about April 8, 2005, to those entitled to vote.

By Order of the Board of Directors,

/s/ Kirk O. Williams

Kirk O. Williams

Vice President, General Counsel and Secretary

302 Enzo Drive

San Jose, California 95138

PROXY STATEMENT

GENERAL INFORMATION

Q:	Who is soliciting my proxy?

A:	The Board of Directors of Sunrise Telecom Incorporated is sending you this Proxy Statement in connection with its solicitation of proxies for use at Sunrise Telecom’s 2005 Annual Meeting of Stockholders to be held at 11:00 AM on Wednesday, May 11, 2005 at Sunrise Telecom’s offices at 302 Enzo Drive, San Jose, California 95138. Certain directors, officers and employees of Sunrise Telecom may solicit proxies on behalf of the Board of Directors by mail, phone, fax or in person.

Q:	Who is paying for this solicitation?

A:	Sunrise Telecom will pay for the solicitation of proxies. Sunrise Telecom also will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of Sunrise Telecom common stock.

Q:	What am I voting on?

A:	You will be voting on 1) the election of Paul A. Marshall and Patrick Peng-Koon Ang to the Board of Directors for a three-year term; and 2) approval of the amendment to Sunrise Telecom’s 2000 Stock Plan to fix the size of initial and annual grants to non-employee directors at 12,000 shares. We do not expect any other matters to be voted upon, but if any other matter is properly brought before the meeting your shares will be voted by the proxyholders as directed by our Board of Directors or, in the absence of such direction, as such proxyholders believe is in the best interests of Sunrise Telecom.

Q:	Who can vote?

A:	Only those who owned Sunrise Telecom common stock at the close of business on March 22, 2005, the record date for the 2005 Annual Meeting of Stockholders, can vote. Each share of common stock outstanding on that date is entitled to one vote on all matters to come before the meeting. This Proxy Statement, a proxy card and the 2004 Annual Report to Stockholders are being distributed on or about April 8, 2005 to those entitled to vote.

Q:	How do I vote?

A:

You may vote your shares either in person or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy in the prepaid envelope. Giving a proxy will not affect your right to vote your shares if you attend the 2005 Annual Meeting of Stockholders and want to vote in person – by voting in person you automatically revoke your proxy. You also may revoke your proxy at any time before the voting by giving our Secretary written notice of your revocation or by submitting a later-dated proxy. If you sign and return your proxy in time, the individuals named as proxyholders will vote your shares as you instruct. If you sign and return your proxy but do not mark your voting instructions, the individuals named as proxyholders will vote your shares FOR the election of the nominees for director and FOR approval of the amendment to Sunrise Telecom’s 2000 Stock Plan to fix the size of initial and annual grants to non-employee directors at 12,000 shares.

Q:	What constitutes a quorum?

A:	On the record date, Sunrise Telecom had 50,830,062 shares of common stock, $.001 par value per share, outstanding. Voting can take place at the 2005 Annual Meeting of Stockholders only if stockholders owning a majority of the issued and outstanding stock entitled to vote at the meeting are present in person or represented by proxy. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes.

If you respond and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the proposals to be voted on at the meeting. If you respond and mark your proxy to indicate that you abstain from voting, your vote will not affect the outcome of the proposal, but it will be counted toward determining whether a quorum is present at the meeting. If you do not respond, your vote will not be counted in the vote or in determining whether a quorum is present at the meeting.

Q:	What vote is needed to approve the proposals?

A:	Election of Directors. The nominees receiving the most votes are elected as directors. As a result, if you withhold your authority to vote for any nominee, your vote will not count for or against the nominee, nor will a broker “non-vote” affect the outcome of the election.

Approval of the Amendment to Sunrise Telecom’s 2000 Stock Plan.    The affirmative vote of the stockholders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “Withhold” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote on the outcome of this proposal. If you hold your shares in “street name” through a broker, your broker may not be permitted to exercise voting discretion with respect to this proposal because amendments to stock plans are non-routine matters and brokers do not have discretion to vote on such matters. In the event that a broker indicates on a proxy that it does not have discretionary authority to vote certain shares on this particular matter, those “broker non-votes” will also be counted towards a quorum and will not be counted in determining whether this proposal is approved.

None of the proposals are conditioned upon the approval by our stockholders of any of the other proposals.

Q:	Can I vote on other matters?

A:	Sunrise Telecom’s Bylaws limit the business conducted at any annual meeting to (1) business in the notice of the meeting, (2) business directed by the Board of Directors and (3) business brought by a stockholder of record entitled to vote at the meeting so long as the stockholder notified our Secretary in writing (at Sunrise Telecom’s San Jose headquarters) not less than 90 days nor more than 120 days before the anniversary date of the prior year’s annual meeting.

We do not expect any matters not listed in the Proxy Statement to come before the meeting. If any other matter is presented, your signed proxy card gives the individuals named as proxyholders the authority to vote your shares to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934 (the “Exchange Act”) (which would include matters that the proxyholders did not know were to be presented 90 days before the anniversary of last year’s proxy statement).

Q:	How do I make a proposal to be considered at the 2006 Annual Meeting of Stockholders?

A:	A stockholder may propose matters for consideration at an annual meeting of stockholders, including nominees for director, by notifying our Secretary in writing (at our San Jose headquarters) not less than 90 days nor more than 120 days before the anniversary date of the prior year’s annual meeting. Certain alternative dates apply per the Bylaws if the annual meeting is held more than 30 days prior to or more than 60 days after the anniversary date of the prior year’s annual meeting.

The notice must include, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, the name and address of the stockholder and the number of shares of Sunrise Telecom common stock owned of record by such stockholder and beneficially by such beneficial owner. For the nomination of directors, the notice must include the full name, age, business and residence addresses, principal occupation or employment of the nominee, the number of shares of Sunrise Telecom common stock the nominee beneficially owns, any other information about the nominee that must be disclosed in proxy solicitations under Rule 14(a) of the Securities Exchange Act of 1934 and the nominee’s written consent to the nomination and to serve, if elected. As to any other business that a stockholder proposes to bring before the meeting, the notice must include a brief description of such business, the reasons for conducting such business and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made.

Q:	What is the deadline for submitting a stockholder proposal for inclusion in the proxy statement for Sunrise Telecom’s 2006 Annual Meeting of Stockholders?

A:	To be considered for presentation in the proxy statement for Sunrise Telecom’s 2006 Annual Meeting of Stockholders, a stockholder proposal must be received by our Secretary in writing (at our San Jose headquarters) no later than December 9, 2005 and you must also provide the information required by our Bylaws, as described in the answer to the preceding question, to have any such matter properly submitted before the 2006 Annual Meeting of Stockholders.

Q:	Does Sunrise Telecom have a code of ethics?

A:	Sunrise Telecom has adopted a Code of Business Conduct and Ethics that applies to all Sunrise Telecom employees, employees of Sunrise Telecom subsidiaries and members of the Sunrise Telecom Board of Directors. The Code of Business Conduct and Ethics, including any amendments to or waivers of certain segments of the Code of Business Conduct and Ethics relating to Sunrise Telecom’s Chief Executive Officer and certain financial officers, is available on the Sunrise Telecom Web site at www.sunrisetelecom.com/ig/sunrise_code_of_business_conduct_and_ethics_and_amendments_and_waivers.shtml.

PROPOSAL ONE

ELECTION OF DIRECTORS

Sunrise Telecom’s Board of Directors is divided into three classes serving staggered three-year terms. At the 2005 Annual Meeting of Stockholders, you and the other stockholders will elect two individuals to serve as directors until the 2008 Annual Meeting of Stockholders. Each of the nominees is now a member of our Board of Directors.

The individuals named as proxyholders will vote your proxy for the election of the two nominees unless you direct them to withhold your votes. If any nominee becomes unable to serve as a director before the meeting (or decides not to serve), the individuals named as proxyholders may vote for a substitute. The Board of Directors is not aware that either nominee is unwilling or will be unable to serve as a director if elected. We recommend a vote FOR each of the nominees.

Below are the names and ages of the nominees and directors, the years they became directors and their principal occupations or employment for at least the past five years.

Nominees for Election for a Three-Year Term Ending with the 2008 Annual Meeting of Stockholders

• Paul A. Marshall	Age 47. Mr. Marshall co-founded Sunrise Telecom in October 1991 and has served as a director since that time. Mr. Marshall also has served Sunrise Telecom as Chief Operating Officer since December 1999 and as Vice President of Marketing since March 1992. Mr. Marshall served as Sunrise Telecom’s Chief Financial Officer from March 1992 until December 1999 and as Acting Chief Financial Officer from October 2002 until February 2005. From 1980 to 1992, Mr. Marshall held various positions with the Wiltron division of Anritsu Corporation, most recently as Marketing Staff Engineer. Mr. Marshall holds an M.B.A. from the Harvard Business School and a B.S. in Mechanical Engineering from the University of California at Davis.

• Patrick Peng-Koon Ang	Age 45. Mr. Ang has been a director of Sunrise Telecom since March 2000. Mr. Ang has served as Chief Executive Officer of PicoNetics, Inc. since January 2005. Mr. Ang served as Executive Vice President and Chief Operating Officer of ESS Technology, Inc., a developer of highly integrated, mixed-signal semiconductor, hardware, software and system solutions from December 2001 until October 2004. From January 2000 until September 2001, Mr. Ang held the position of Chief Executive Officer of Broadxent, Inc., a broadband communications equipment manufacturer. From November 1997 until December 1999, Mr. Ang was President of Ectiva, Inc., an Internet appliance manufacturer, which was acquired by Creative Technology, Ltd. Mr. Ang holds a B.S. in Electrical Engineering from the National University of Singapore.

Directors Continuing in Office Until the 2006 Annual Meeting of Stockholders

• Paul Ker-Chin Chang	Age 46. Mr. Chang co-founded Sunrise Telecom in October 1991 and has served as Chairman, Chief Executive Officer and President since that time. From 1984 to 1991, Mr. Chang was employed as Engineering Supervisor for the Wiltron division of Anritsu Corporation. Mr. Chang holds an M.S. in Electrical Engineering from the University of Kansas at Lawrence and a B.S. in Physics from Tunghai University in Taiwan.

• Henry P. Huff	Age 61. Mr. Huff has served Sunrise Telecom as a director since March 2000 and serves as the Chairman of the Audit Committee. Mr. Huff was Vice President, Finance and Chief Financial Officer of NorthPoint Communications Group Inc., a provider of DSL service from June 1998 until his retirement in May 2000. NorthPoint Communications Group Inc. filed for bankruptcy in January 2001. Prior to NorthPoint, he was Chief Financial Officer of Fabrik Communications, Inc., a messaging service provider, from October 1996 until June 1998 and Chief Financial Officer of Sierra Ventures, a venture capital firm, from February 1992 until September 1996. Mr. Huff holds a B.S. in Business Administration from the University of California at Berkeley and is a Certified Public Accountant in the State of California.

Directors Continuing in Office Until the 2007 Annual Meeting of Stockholders

• Robert C. Pfeiffer	Age 42. Mr. Pfeiffer co-founded Sunrise Telecom in October 1991 and has served as a director since that time. Mr. Pfeiffer also serves as the Chairman of the Corporate Governance/Nominating Committee. Mr. Pfeiffer served as our Vice President of Engineering from October 1991 until December 1999 and our Chief Technology Officer from December 1999 until his retirement in March 2001. Mr. Pfeiffer served as our Secretary from October 1991 until July 2000. From June 1989 until October 1991, Mr. Pfeiffer was a Telecommunication R&D Engineer for the Wiltron division of Anritsu Corporation, a manufacturer of communications test equipment. Mr. Pfeiffer holds an M.B.A. and B.S. in Electrical Engineering from Santa Clara University.

• Jennifer J. Walt	Age 48. Ms. Walt has been a director of Sunrise Telecom since March 2000 and serves as the Chairwoman of the Compensation Committee. Ms. Walt has been an attorney with the law firm of Littler Mendelson, P.C. since 1983 and is a shareholder of that firm. Ms. Walt holds a J.D. from the University of California, Hastings College of the Law and a B.A. in History from Stanford University.

Committees of the Board of Directors; Meetings

During the year ended December 31, 2004, the Board held 6 meetings. Each of the directors attended at least 75% of the aggregate number of meetings of the Board and the committees of the Board on which he or she served, with the exception of Patrick Peng-Koon Ang, who attended at least 67% of the aggregate number of meetings of the Board and at least 54% of the aggregate number of meetings of the committees of the Board on which he served. As of December 31, 2004, the Board had an Audit Committee, a Compensation Committee and a Corporate Governance/Nominating Committee.

Audit Committee

The responsibilities of the Audit Committee, among other things, include:

•	Reviewing Sunrise Telecom’s audit and related services at least annually;

•	Appointing, determining funding for and overseeing Sunrise Telecom’s auditors and ensuring their independence, including pre-approving all audit services and permissible non-audit services provided by the auditors;

•	Reviewing Sunrise Telecom’s annual and interim financial statements;

•	Reviewing and actively discussing with Sunrise Telecom’s auditors the results of the annual audit of Sunrise Telecom’s financial statements and all significant issues, transactions and changes;

•	Reviewing and actively discussing with Sunrise Telecom’s auditors the results of the SAS 100 review of Sunrise Telecom’s financial statements and all significant issues, transactions and changes;

•	Overseeing the adequacy of Sunrise Telecom’s system of internal accounting controls, including obtaining from the auditors management letters or summaries on such internal accounting controls;

•	Reviewing and establishing procedures for the receipt, retention and treatment of complaints received by Sunrise Telecom regarding accounting, internal accounting controls or any auditing matters; and

•	Overseeing Sunrise Telecom’s finance function and compliance with SEC requirements and reviewing the status of any legal matters that could have a significant impact on Sunrise Telecom’s financial statements.

The current members of the Audit Committee are Henry P. Huff (Chairman), Patrick Peng-Koon Ang and Jennifer J. Walt, each of whom is an independent director as defined by Rule 4200 of the NASDAQ Stock Market and satisfies the other requirements to serve on our audit committee under Rule 4350(d)(2) of the NASDAQ Stock Market. The Board has determined that Henry P. Huff qualifies as an Audit Committee Financial Expert as defined in Section 401 of Regulation S-K. The Audit Committee met 5 times during 2004.

Compensation Committee

The responsibilities of the Compensation Committee, among other things, include:

•	Establishing and reviewing Sunrise Telecom’s general compensation policies and levels of compensation applicable to Sunrise Telecom’s Chief Executive Officer and President and Sunrise Telecom’s other executive officers;

•	Establishing and reviewing Sunrise Telecom’s general compensation policies applicable to all Sunrise Telecom employees;

•	Reviewing and advising our Board concerning the performance of Sunrise Telecom’s Chief Executive Officer and President and Sunrise Telecom’s other executive officers; and

•	Overseeing the administration of the stock compensation plans that Sunrise Telecom may adopt from time to time, including the determination of employees and other parties who are to receive grants of stock or stock options and the terms of such grants or options.

The current members of the Compensation Committee are Jennifer J. Walt (Chairwoman), Patrick Peng-Koon Ang, Henry P. Huff and Robert C. Pfeiffer, each of whom is an independent director as defined by Rule 4200 of the NASDAQ Stock Market and, except for Mr. Robert C. Pfeiffer, an “outside director” as defined under the Internal Revenue Code. The Compensation Committee met 4 times during 2004.

Corporate Governance/Nominating Committee

The responsibilities of the Corporate Governance/Nominating Committee, among other things, include:

•	Evaluating periodically and recommending to the Board any changes in the size and composition of the Board;

•	Reviewing and evaluating director nominees to the Board, including incumbent directors;

•	Evaluating the performance and operations of the Board and the performance of the individual directors;

•	Evaluating the performance, operations, composition, authority and charter of each of the Board committees and the performance of the individual committee members; and

•	Reviewing and recommending to the Board any changes in corporate governance policy, including any changes suggested or recommended by our stockholders.

The current members of the Corporate Governance/Nominating Committee are Robert C. Pfeiffer (Chairman), Patrick Peng-Koon Ang, Henry P. Huff and Jennifer J. Walt, each of whom is an independent director as defined by Rule 4200 of the NASDAQ Stock Market. The Corporate Governance/Nominating Committee met 4 times during 2004.

The Corporate Governance/Nominating Committee recommends nominees for election to the Board of Directors to the full board. In evaluating director nominees, the Corporate Governance/Nominating Committee considers the following factors:

•	The appropriate size of the Board of Directors;

•	The changing needs of Sunrise Telecom;

•	The character and integrity of the candidate;

•	The candidate’s knowledge of Sunrise Telecom and its industry;

•	The candidate’s desire to represent the best interests of the stockholders as a whole;

•	The value of the candidate’s experience as a director of Sunrise Telecom;

•	The availability of new director candidates who may offer unique contributions; and

•	The knowledge, skills and experience of the candidate, including experience in technology, business, finance, administration or public service.

The Corporate Governance/Nominating Committee considers each new director candidate and each incumbent director carefully, including considering other factors as it may deem are in the best interests of Sunrise Telecom and its stockholders. The Corporate Governance/Nominating Committee will consider director candidates properly submitted by stockholders in accordance with the procedures set forth in the Sunrise Telecom Bylaws. The Board has adopted a written Corporate Governance/Nominating Committee Charter that addresses the nominating process, which may be found on the Sunrise Telecom Web site at www.sunrisetelecom.com/ig/corporate_governance_nominating_committee.shtml.

Stockholder Communications with Our Board of Directors

Sunrise Telecom does not have formal procedures for stockholder communications with the Board of Directors. Any matter intended for the Board, or for any individual member or members of the Board, should be directed to our Secretary at 302 Enzo Drive, San Jose, CA 95138, with a request to forward the same to the intended recipient. In general, all stockholder communications delivered to our Secretary for forwarding to the Board or specified Board members will be forwarded in accordance with the stockholder’s instructions. However, our Secretary reserves the right to not forward to Board members any abusive, threatening or otherwise inappropriate materials, and instead inform Board members of the general nature of their existence. Information regarding the submission of comments or complaints relating to Sunrise Telecom’s accounting, internal accounting controls or auditing matters may be found on the Sunrise Telecom Web site at www.sunrisetelecom.com/ig/sarbanes_oxley.pdf.

Policy Regarding Director Attendance at Annual Meetings of Stockholders

We encourage all incumbent directors and nominees for election as director to attend the annual meetings of stockholders. Last year, each Sunrise Telecom incumbent director, with the exception of Patrick Peng-Koon Ang, and each director nominee attended the Annual Meeting of Stockholders held in May 2004.

PROPOSAL TWO

APPROVAL OF THE AMENDMENT TO SUNRISE TELECOM’S 2000 STOCK PLAN TO FIX THE SIZE OF INITIAL AND ANNUAL GRANTS TO NON-EMPLOYEE DIRECTORS AT 12,000 SHARES

Stockholders are being asked to approve the amendment to Sunrise Telecom’s 2000 Stock Plan only as it affects non-employee directors. The Board of Directors recommends a vote “FOR” approval of the amendment to the 2000 Stock Plan to fix the size of initial and annual grants to non-employee directors at 12,000 shares. Approval of this proposal requires the affirmative vote of the stockholders of a majority of the shares of Sunrise Telecom’s common stock outstanding on the Record Date. Abstentions and broker non-votes each will be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote on this proposal. Broker non-votes will have no effect on the outcome of this vote.

The proposed amendment would effect the following changes:

(i) Each newly elected or appointed non-employee director will receive an automatic option grant for 12,000 shares of common stock upon his or her initial election or appointment to the Board. Previously, such a newly elected or appointed non-employee director would have received variable initial grants determined by dividing $25,000 by the fair market value of Sunrise Telecom’s stock on the date of grant.

(ii) Each continuing non-employee director will receive an automatic option grant for 12,000 shares of common stock at each annual meeting of stockholders. Previously, such a continuing non-employee director would have received variable annual grants determined by dividing $25,000 by the fair market value of Sunrise Telecom’s common stock on the date of grant.

The proposed amendment is intended to provide sufficient equity incentives to attract and retain the services of highly qualified and experienced non-employee directors. The proposed amendment, attached as Appendix A to this Proxy Statement, was adopted by the Board in July 2004 and amended in February 2005 subject to stockholder approval at the 2005 Annual Meeting of Stockholders. If approved, this proposal will become effective upon the execution of the Certificate of Amendment to the 2000 Stock Plan by Sunrise Telecom’s President and Secretary.

The following is a summary of the principal features of the 2000 Stock Plan, which was adopted by the Board on April 5, 2000 and approved by Sunrise Telecom’s stockholders on April 5, 2000. A copy of the 2000 Stock Plan will be furnished by Sunrise Telecom to any stockholder upon written request to the Secretary located in San Jose, California.

Description of the 2000 Stock Plan

Administration.    The Board administers the 2000 Stock Plan with respect to options granted to non-employee directors. Stockholder approval of this Proposal will also constitute pre-approval of each option granted to non-employee directors under the amended 2000 Stock Plan on or after the date of the annual meeting of stockholders and the subsequent exercise of that option pursuant to the applicable stock option agreement.

Valuation.    For purposes of establishing the option price and for all other valuation purposes under the 2000 Stock Plan, the fair market value per share of common stock on any relevant date under the 2000 Stock Plan is the closing sales price per share of common stock on that date, as such price is reported on the NASDAQ National Market.

Eligibility.    Non-employee directors are eligible to receive options under the 2000 Stock Plan. If the stockholders approve this Proposal, then each individual who first becomes a non-employee director at or after the 2005 Annual Meeting of Stockholders, whether through election by the stockholders or appointment by the Board, will receive, at the time of such initial election or appointment, an initial automatic option grant for 12,000 shares of common stock. In addition, on the date of each annual meeting of stockholders, beginning with the 2005 Annual Meeting of Stockholders, each non-employee director automatically will be granted a stock option to purchase 12,000 shares of common stock.

Prior to the amendment which is the subject of this Proposal, each newly elected or appointed non-employee director was automatically granted options to purchase shares with a fair market value of $25,000 as of the date of grant, and each continuing non-employee director also received variable grants determined by dividing $25,000 by the fair market value of Sunrise Telecom’s common stock on the date of grant at each Annual Stockholders Meeting.

Each option granted under the 2000 Stock Plan is subject to the following terms and conditions:

•	The exercise price per share will be equal to 100% of the fair market value per share of common stock on the automatic grant date.

•	Each option will have a maximum term equal to the lesser of (i) ten (10) years measured from the grant date, (ii) nine (9) months following termination of Board service, or (iii) one (1) year following a death or disability while a member of the Board.

•	All stock options granted shall vest and become 100% exercisable upon the one (1) year anniversary of the grant date, provided that the non-employee director is a member of the Board on such date.

•	All stock options granted will immediately vest should the optionee die or become permanently disabled while a director.

•	The Board may determine, at the time of granting an award or thereafter, that such award shall become fully vested as to all shares subject to such award in the event that a change in control occurs with respect to Sunrise Telecom as defined under the 2000 Stock Plan.

General Provisions

Shares Subject to the Plan.    The shares subject to issuance under the 2000 Stock Plan consist of authorized but unissued shares of common stock. The aggregate number of shares reserved for awards is 3,750,000 plus the total number of shares available for issuance under the 1993 Stock Plan as of the effective date of the 2000 Stock Plan, subject to proportional adjustment to reflect stock splits, stock dividends and other similar events. Additionally, shares equal to the lesser of (i) 2.5% of Sunrise Telecom’s outstanding shares on the last day of the prior fiscal year, (ii) 1,300,000 shares (subject to adjustment), or (iii) such lesser amount as the Board of Directors may determine, will be added to the 2000 Stock Plan and become available for issuance. If an award terminates, expires or lapses, the underlying shares can generally be reused for another award.

The following table shows the total number of shares added annually to the number of authorized shares under the 2000 Stock Plan on top of the remaining shares available for issuance under the 1993 Stock Plan and the initial 3,750,000 shares available for issuance under the 2000 Stock Plan:

Date	Plan	Number of Shares
Initial Reserve	1993 Stock Plan	5,250,000
April 2000	2000 Stock Plan	3,750,000
January 2001	2000 Stock Plan	1,000,000
January 2002	2000 Stock Plan	1,200,000
January 2003	2000 Stock Plan	1,200,000
January 2004	2000 Stock Plan	200,000
February 2005	2000 Stock Plan	200,000

Total Reserve		12,800,000

In February 2005, the Board of Directors approved the issuance of options to purchase in the aggregate an additional 724,500 shares of common stock under the 2000 Stock Plan, bringing the aggregate number of shares issuable upon exercise of outstanding options to 7,640,447 shares of common stock under that plan.

As of December 31, 2004, there were 5,684,053 shares of common stock available for future issuance under the 2000 Stock Plan. In February 2005, Sunrise Telecom’s Board of Directors approved a 200,000 share reserve increase for the 2000 Stock Plan pursuant to the automatic adjustment provisions of that plan, bringing the aggregate number of shares available for future issuance under that plan to 5,884,053. Giving effect to the February 2005 share reserve increase and the issuance of options to purchase in the aggregate an additional 724,500 shares of common stock, the number of securities remaining available for future issuance under the 2000 Stock Plan is 5,159,553 shares of common stock.

Our named executive officers have been granted options to purchase shares under the 2000 Stock Plan, over the life of the plan, as follows:

Name	Options Received
Paul Ker-Chin Chang	330,000
Paul A. Marshall	269,000
Raffaele Gerbasi	104,500
Kirk O. Williams	37,000
Jeong E. Joo	55,000

Our current executive officers as a group, current non-employee directors as a group and our current employees (excluding executive officers and directors) have been granted options to purchase shares under the 2000 Stock Plan, over the life of the plan, as follows:

Group	Options Received or to be Received
Current executive officers	841,000
Current non-employee directors	124,489
Current employees (excluding executive officers and directors)	6,945,306

Adjustments.    In the event any change is made to the outstanding shares of common stock by reason of any subdivision of the outstanding shares, declaration of a dividend payable in shares, declaration of a dividend payable in a form other than shares in an amount that has a material effect on the price of shares, combination or consolidation of the outstanding shares into a lesser number of shares, recapitalization, spin-off or any similar occurrence, appropriate adjustments will be made at the Board’s discretion to (i) the number of shares available for future awards, (ii) the number of shares that may be awarded per person, (iii) the number of shares covered by each outstanding award, or (iv) the exercise price under each outstanding option.

Special Tax Election.    Each participant will make arrangements satisfactory to Sunrise Telecom for the satisfaction of any withholding tax obligations that arise in connection with his or her award. Sunrise Telecom may withhold a portion of the shares of common stock otherwise issuable to such participants in satisfaction of any tax obligations to which they become subject in connection with the exercise of those options. Alternatively, the Board may allow such participants to deliver existing shares of common stock in satisfaction of such withholding tax liability. Such shares are valued at their fair market value on the date when taxes otherwise would be withheld in cash.

Amendment and Termination.    The Board may amend or modify the 2000 Stock Plan in any or all respects whatsoever. However, certain amendments may require stockholder approval pursuant to applicable laws and regulations.

Unless sooner terminated by the Board, Sunrise Telecom’s 2000 Stock Plan will in all events terminate ten (10) years after it is adopted by the Board. Any options outstanding at the time of such termination will remain in force in accordance with the provisions of the instruments evidencing such grants.

Federal Income Tax Information for 2000 Stock Plan

THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO SUNRISE TELECOM AND PARTICIPATING EMPLOYEES ASSOCIATED WITH STOCK OPTIONS GRANTED UNDER THE 2000 STOCK PLAN. THE U.S. FEDERAL TAX LAWS MAY CHANGE AND THE U.S. FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY OPTIONEE WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. EACH PARTICIPATING EMPLOYEE HAS BEEN AND IS ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE 2000 STOCK PLAN.

Tax Treatment of the Optionee

Incentive Stock Options.    An optionee will recognize no income upon grant of an incentive stock option (“ISO”) and will incur no tax upon exercise of an ISO unless the optionee is subject to the alternative minimum tax (“AMT”). If the optionee holds the shares purchased upon exercise of the ISO (the “ISO Shares”) for more than one year after the date the option was exercised and for more than two years after the option grant date (the “required holding period”), the optionee generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares upon the exercise of the ISO.

If the optionee disposes of ISO Shares prior to the expiration of the required holding period (a “disqualifying disposition”), then gain realized upon such disposition, up to the difference between the option exercise price and the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such ISO Shares), will be treated as ordinary income. Any additional gain will be capital gain, depending upon the amount of time the ISO Shares were held by the optionee.

Alternative Minimum Tax.    The difference between the exercise price and fair market value of the ISO Shares on the date of exercise is an adjustment to income for purposes of the AMT. The AMT (imposed to the extent it exceeds the taxpayer’s regular tax) is currently 26% of an individual taxpayer’s alternative minimum taxable income (28% percent in the case of alternative minimum taxable income in excess of $175,000). Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items and reducing this amount by the applicable exemption amount ($58,000 in the case of a joint return, subject to reduction under certain circumstances). If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

Nonqualified Stock Options.    An optionee will not recognize any taxable income at the time a nonqualified stock option (“NSO”) is granted. However, upon exercise of a NSO, the optionee must include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the optionee’s exercise price. The included amount must be treated as ordinary income by the optionee and will be subject to income tax withholding by Sunrise Telecom. Upon resale of the shares by the optionee, any subsequent appreciation or depreciation in the value of the shares will be treated as long-term or short-term capital gain or loss.

Maximum Tax Rates for Noncorporate Taxpayers.    The maximum federal tax rate for noncorporate taxpayers applicable to ordinary income is 35%. Long-term capital gain for noncorporate taxpayers on stock held for more than twelve months will be taxed at a maximum rate of 15%. Capital gains will continue to be offset by capital losses and up to $3,000 of capital losses may be offset annually against ordinary income.

Tax Treatment of Sunrise Telecom

Sunrise Telecom will be entitled to a deduction in connection with the exercise of a NSO by a domestic employee or other person to the extent that the optionee recognizes ordinary income. Sunrise Telecom will be entitled to a deduction in connection with the disposition of shares acquired under an ISO only to the extent that the optionee recognizes ordinary income on a disqualifying disposition of the ISO Shares.

ERISA Information.    The 2000 Stock Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

New Plan Benefits

The amount of future option grants under the 2000 Stock Plan to the named executive officers, all current executive officers as a group and all employees as a group (including all officers who are not executive officers), are not determinable because, under the terms of the 2000 Stock Plan, such grants are made at the discretion of the Compensation Committee of the Board of Directors. The exercise prices of options to be granted in the future under the 2000 Stock Plan are not determinable because they will be based upon the fair market value of our common stock on the date of grant. Under the current Sunrise Telecom 2000 Stock Plan, each of our non-employee directors receives a grant of an option to purchase shares with a fair market value equal to $25,000 on the date of each annual meeting, provided he or she continues to serve on the Board after such annual meeting. At the 2004 Annual Meeting of Stockholders, each non-employee director received a grant of an option to purchase 8,333 shares under this formula. If this proposal is adopted, immediately following the 2005 Annual Meeting of Stockholders, each non-employee director will receive an option to purchase 12,000 shares at fair market value.

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE

AMENDMENT TO THE 2000 STOCK PLAN.

STOCK OWNERSHIP

Beneficial Ownership of Certain Stockholders, Directors and Executive Officers

This table shows, as of March 1, 2005, the number of shares beneficially owned by each director, each executive officer named in the Summary Compensation Table, all directors and executive officers as a group and any beneficial owner of more than 5% of the common stock, as reported by each person. Except as noted, each person has sole voting and investment power over the shares shown in this table. As of March 1, 2005, there were 50,768,501 shares of our common stock outstanding. The address of each beneficial owner of greater than 5% appearing below is c/o Sunrise Telecom Incorporated, 302 Enzo Drive, San Jose, California, 95138.

	Amount and Nature of Common Stock Beneficially Owned
Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
Paul Ker-Chin Chang	12,858,423	(1)	25%
Paul A. Marshall	11,816,759	(2)	23%
Robert C. Pfeiffer	6,329,779	(3)	12%
Jennifer J. Walt	443,456	(4)	*
Raffaele Gerbasi	164,624	(5)	*
Jeong E. Joo	133,999	(6)	*
Patrick Peng-Koon Ang	25,206	(4)	*
Henry P. Huff	25,206	(4)	*
Kirk O. Williams	9,112	(7)	*

All directors and executive officers as a group (ten persons)	31,806,564	(8)	63%

*	Less than one percent of the outstanding shares of common stock.

(1)	Includes 40,600 shares held as custodian for minor child and 236,875 shares issuable upon exercise of outstanding options, which are exercisable within 60 days of March 1, 2005.

(2)	Includes 1,200 shares held as custodian for minor children, 10,023,260 shares held by the Marshall Family Revocable Trust and 191,999 shares issuable upon exercise of outstanding options, which are exercisable within 60 days of March 1, 2005.

(3)	Includes 21,539 shares issuable upon exercise of outstanding options, which are exercisable within 60 days of March 1, 2005.

(4)	Includes 23,206 shares issuable upon exercise of outstanding options, which are exercisable within 60 days of March 1, 2005.

(5)	Includes 80,000 shares held by 3880095 Canada Inc., a corporation wholly owned by Mr. Gerbasi, and 67,624 shares issuable upon exercise of outstanding options, which are exercisable within 60 days of March 1, 2005.

(6)	Includes 99,249 shares issuable upon exercise of outstanding options, which are exercisable within 60 days of March 1, 2005.

(7)	Represents 9,112 shares issuable upon exercise of outstanding options, which are exercisable within 60 days of March 1, 2005.

(8)	Includes 696,016 shares issuable upon exercise of outstanding options, which are exercisable within 60 days of March 1, 2005.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers and directors and persons who own more than 10% of a registered class of Sunrise Telecom equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission rules to furnish to Sunrise Telecom copies of all forms they file. Based solely on Sunrise Telecom’s review of the copies of such forms that it received and written representations from certain reporting persons, Sunrise Telecom believes that all Section 16(a) filing requirements applicable to Sunrise Telecom executive officers, directors and 10% stockholders were complied with during 2004, with the exception of: Robert C. Pfeiffer, Patrick Peng-Koon Ang, Henry P. Huff and Jennifer J. Walt, who, due to administrative errors, each filed one late Form 4 reflecting their May automatic annual grant of options.

COMPENSATION OF DIRECTORS AND THE NAMED EXECUTIVE OFFICERS

Compensation of Directors

Cash Compensation.    We do not compensate our employee directors for their services as directors. Our non-employee directors receive cash compensation for their services as directors. During 2004, we compensated our non-employee directors at rates ranging from $8,000 to $9,000 per quarter. Effective July 2003, we increased compensation to non-employee directors to $8,000 per quarter. Also, effective July 2003, we increased compensation to our Audit Committee Chairman to $9,000 per quarter. During 2004, we paid to our non-employee directors a total of $132,000 in fees, excluding reimbursable out-of-pocket expenses incurred in connection with attending our Board and committee meetings.

Stock Options.    Under the current Sunrise Telecom 2000 Stock Plan, each of our non-employee directors receives a grant of an option to purchase shares with a fair market value equal to $25,000 on the date of each annual meeting, provided he or she continues to serve on the Board after such annual meeting. At the 2004 Annual Meeting of Stockholders, each non-employee director received a grant of an option to purchase 8,333 shares. At this year’s Annual Meeting of Stockholders, assuming stockholder approval of Proposal Two, Sunrise Telecom’s non-employee directors will each receive an option to purchase 12,000 shares at fair market value. Non-employee director options have a term of ten years and expire within 90 days of the director’s termination of service or one year if such termination is due to death or disability. Non-employee director options fully vest one year after the date of grant, provided the director continues to serve as a director at that time. Employee directors are eligible to participate in our 2000 Stock Plan and our 2000 Employee Stock Purchase Plan.

Compensation of the Named Executive Officers

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of our Chief Executive Officer and the other four most highly compensated executive officers during the year ended December 31, 2004 whose aggregate compensation exceeded $100,000 for that period. We refer to these individuals as the “named executive officers” elsewhere in this Proxy Statement.

	Year	Annual Compensation					Long-Term Compensation
Name and Principal Position		Salary ($)		Bonus ($)		Other Annual Compensation (1)	Securities Underlying Options (#)	All Other Compensation ($)
Paul Ker-Chin Chang Chairman, Chief Executive Officer and President	2004 2003 2002	460,623 450,023 464,692		— — —		— — —	20,000 50,000 130,000	5,730 515 56,302	(2) (3) (4)

Paul A. Marshall Chief Operating Officer and Vice President Marketing	2004 2003 2002	353,800 350,519 362,389		— — —		— — —	15,000 45,000 104,000	4,504 401 660	(5) (3) (6)

Raffaele Gerbasi (7) Vice President Cable Broadband	2004 2003 2002	187,219 226,108 197,290	(8)	963,657 896,818 1,301,106	(8)(9) (10) (11)	— — —	20,000 30,000 32,500	— 1,651 285	(3) (3)

Kirk O. Williams Vice President, General Counsel and Secretary	2004 2003	170,500 163,479		— —		— —	4,000 25,000	2,855 184	(12) (3)

Jeong E. Joo Chief Technology Officer	2004 2003 2002	140,000 140,165 148,101		— — —		— — —	4,000 5,000 26,000	11,574 2,347 298	(13) (14) (15)

(1)	As permitted by rules established by the SEC, no amounts are shown with respect to certain “perquisites” where such amounts do not exceed in the aggregate the lesser of 10% of salary plus bonus or $50,000.

(2)	Includes $4,431 in profit sharing, life insurance premiums of $523 paid on behalf of such officer and reallocated forfeitures of $608 in deferred profit sharing funds and $168 in unvested company contributions to Sunrise Telecom’s 401(k) plan from 2003.

(3)	Represents life insurance premiums paid on behalf of such officer.

(4)	Includes $55,593 in paid-out vacation, life insurance premiums of $495 paid on behalf of such officer and $214 of company contributions to Sunrise Telecom’s 401(k) plan.

(5)	Includes $3,403 in profit sharing, life insurance premiums of $408 paid on behalf of such officer and reallocated forfeitures of $608 in deferred profit sharing funds and $85 in unvested company contributions to Sunrise Telecom’s 401(k) plan from 2003.

(6)	Includes $560 in life insurance premiums paid on behalf of such officer and $100 in contributions to Sunrise Telecom’s 401(k) plan.

(7)	Mr. Gerbasi resigned as Vice-President and General Manager, Cable Broadband Group, effective July 23, 2004.

(8)	Mr. Gerbasi’s compensation is paid in Canadian dollars. The amounts reflected in this Proxy Statement have been converted into U.S. dollars using the December 31, 2004 closing exchange rate, which was $0.83029 per one Canadian dollar.

(9)	Represents an employment retention bonus of $963,657 paid pursuant to the terms of the agreement for the acquisition of Avantron Technologies, Inc.

(10)	Represents an employment retention bonus of $896,818 paid pursuant to the terms of the agreement for the acquisition of Avantron Technologies, Inc.

(11)	Includes an employment retention bonus of $1,285,877 paid pursuant to the terms of the agreement for the acquisition of Avantron Technologies, Inc.

(12)	Includes $1,640 in profit sharing, life insurance premiums of $194 paid on behalf of such officer and reallocated forfeitures of $497 in deferred profit sharing funds and $524 in unvested company contributions to Sunrise Telecom’s 401(k) plan from 2003.

(13)	Includes $1,347 in profit sharing, $9,159 in paid out vacation, life insurance premiums of $159 paid on behalf of such officer and reallocated forfeitures of $426 in deferred profit sharing funds and $483 in unvested company contributions to Sunrise Telecom’s 401(k) plan from 2003.

(14)	Includes $2,347 in paid-out vacation and life insurance premiums of $154 paid on behalf of such officer.

(15)	Includes $206 of company contributions to Sunrise Telecom’s 401(k) plan and life insurance premiums of $92 paid on behalf of such officer.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table sets forth certain information regarding stock options granted during 2004 to the named executive officers. No named executive officer received an award of stock appreciation rights during 2004.

	Individual Grants
	Number of Securities Underlying Options Granted (#) (1)	Percent of Total Options Granted to Employees in Fiscal Year (%)	Exercise or Base Price ($/Sh) (2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
Name					5% ($)	10% ($)
Paul Ker-Chin Chang	20,000	3.4	4.09	01/28/14	51,440	130,370
Paul A. Marshall	15,000	2.6	4.09	01/28/14	38,580	97,780
Raffaele Gerbasi	10,000 10,000	1.7 1.7	4.09 2.57	01/28/14 07/21/14	25,720 16,160	65,180 40,960
Kirk O. Williams	4,000	0.7	4.09	01/28/14	10,290	26,070
Jeong E. Joo	4,000	0.7	4.09	01/28/14	10,290	26,070

(1)	All options granted vest 25% on the first anniversary of the grant date; thereafter, 1/48 of the total number of shares subject to options granted vest on the first day of each succeeding month. Under the terms of our 2000 Stock Plan, the Board of Directors retains discretion, subject to plan limits, to modify the terms of outstanding options.

(2)	All options were granted at fair market value on the date of grant.

(3)	Realizable values are reported net of the option exercise price. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates (determined from the price at the date of grant, not the stock’s current market value) set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of our stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of our common stock as well as the option holder’s continued employment through the vesting period. The potential realizable value calculation assumes that the option holder waits until the end of the option term to exercise the option.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION/SAR VALUES

The following table provides summary information regarding options to purchase Sunrise Telecom common stock that were exercised by the named executive officers during the year ended December 31, 2004 and the number and value of unexercised in the money Sunrise Telecom options held by the named executive officers at December 31, 2004. The closing price per share of our common stock as reported on the NASDAQ National Market on December 31, 2004 was $2.84.

	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End (#)	Value of Unexercised In-the-Money Options at FY-End ($) (1)
Name			Exercisable/ Unexercisable	Exercisable/ Unexercisable
Paul Ker-Chin Chang	0	0	213,540/86,460	42,530/36,369
Paul A. Marshall	0	0	173,228/70,772	36,252/31,517
Raffaele Gerbasi	0	0	61,332/43,168	20,754/17,944
Kirk O. Williams	6,200	12,276	5,779/17,021	5,374/12,109
Jeong E. Joo	0	0	94,789/15,211	71,647/4,852

(1)	The value of unexercised in-the-money options held at December 31, 2004 represents the total gain which an option holder would realize if he exercised all of the in-the-money options held at December 31, 2004 and is determined by multiplying the number of shares of common stock underlying the options by the difference between the closing stock price of $2.84 per share on the last day of trading in 2004 and the per share option exercise price. An option is in the money if the fair market value of the underlying shares exceeds the exercise price of the option.

Equity Compensation Plan Information

The following table provides information as of December 31, 2004 regarding Sunrise Telecom’s equity compensation plans under which Sunrise Telecom common stock may be issued.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options		Weighted-Average Exercise Price of Outstanding Options		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders (1)	6,915,947	(2)	$3.68	(3)	6,267,912	(4)
Equity compensation plans not approved by security holders	—		—		—

Total	6,915,947		$3.68		6,267,912

(1)	Sunrise Telecom equity compensation plans approved by stockholders are Sunrise Telecom’s 2000 Stock Plan and 2000 Employee Stock Purchase Plan. Sunrise Telecom stockholders approved both equity compensation plans in April 2000, and unless terminated sooner pursuant to their terms, terminate automatically ten years after their effective dates in July 2010. Both equity compensation plans also contain automatic adjustment provisions that authorize the Board of Directors to approve reserve increases based on a set or variable number of shares, which is linked to the number of shares of Sunrise Telecom common stock outstanding on the last day of the prior fiscal year. The Board of Directors may also approve share reserve increases for any lower number of shares it deems appropriate.

(2)	Represents shares of common stock issuable upon exercise of outstanding options under the 2000 Stock Plan as of December 31, 2004. In February 2005, the Board of Directors approved the issuance of options to purchase in the aggregate an additional 724,500 shares of common stock under the 2000 Stock Plan, bringing the aggregate number of shares issuable upon exercise of outstanding options to 7,640,447 shares of common stock under that plan.

(3)	Represents the weighted average exercise price of outstanding options under the 2000 Stock Plan.

(4)	Amount includes 5,684,053 shares of common stock available for future issuance under the 2000 Stock Plan and 583,859 shares of common stock available for future issuance under the 2000 Employee Stock Purchase Plan as of December 31, 2004. In February 2005, Sunrise Telecom’s Board of Directors approved a 200,000 share reserve increase for the 2000 Stock Plan pursuant to the automatic adjustment provisions of that plan, bringing the aggregate number of shares available for future issuance under that plan to 5,884,053. Also in February 2005, Sunrise Telecom’s Board of Directors approved a 300,000 share reserve increase for the 2000 Employee Stock Purchase Plan pursuant to the automatic adjustment provisions of that plan, bringing the aggregate number of shares available for future issuance under that plan to 883,859. Giving effect to the February 2005 share reserve increases and the issuance of options to purchase in the aggregate an additional 724,500 shares of common stock, the number of securities remaining available for future issuance under both equity compensation plans is 6,043,412 shares of common stock.

Employment Agreements

In general, Sunrise Telecom does not have employment agreements with any of its executive officers. In connection with Sunrise Telecom’s acquisition of Sunrise Telecom Broadband Corp. (formerly Avantron Technologies, Inc.) in January 2001, however, Sunrise Telecom’s Canadian subsidiary entered into an employment agreement with Raffaele Gerbasi. The agreement provides for a Cdn.$390,000 annual salary; however, during 2004, Mr. Gerbasi’s salary was reduced to Cdn.$225,487. In addition, under the agreement, Mr. Gerbasi was entitled to, and did, receive retention bonuses of Cdn.$2,031,170 on January 1, 2002, Cdn.$1,160,629 on January 1, 2003 and Cdn.$1,160,629 on January 1, 2004, as a result of his continuing to be employed by Sunrise Telecom on those dates. The agreement also included provisions binding Mr. Gerbasi not to compete with Sunrise Telecom and not to solicit Sunrise Telecom employees or customers. Mr. Gerbasi resigned as Vice-President and General Manager, Cable Broadband Group, effective July 23, 2004.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Jennifer J. Walt (Chairwoman), Patrick Peng-Koon Ang, Henry P. Huff and Robert C. Pfeiffer. None of the members, except Robert C. Pfeiffer, has ever been an officer or employee of Sunrise Telecom or any of its subsidiaries, and none has any “Related Transaction” relationships with Sunrise Telecom of the type that is required to be disclosed under Item 404 of Regulation S-K. None of Sunrise Telecom’s executive officers has served as a member of the compensation or similar committees of any entity that has one or more executive officers serving on Sunrise Telecom’s Compensation Committee.

CERTAIN TRANSACTIONS

Related Party Transactions

Our Chief Executive Officer, Paul Ker-Chin Chang, is the owner of Telecom Research Center (“TRC”). During 2004, Sunrise Telecom purchased equipment used in its manufacturing process for a total of $40,000 from TRC. Sunrise Telecom accounts payable to TRC at December 31, 2004 was $0. The terms of Sunrise Telecom’s transactions with TRC are similar to those with unrelated parties. Sunrise Telecom’s business relationship with TRC has been reviewed and approved by both the Board of Directors and the Audit Committee.

COMPENSATION COMMITTEE REPORT

Overview and Philosophy

The Compensation Committee reviews and approves executive officer compensation. Executive compensation includes the following elements: base salaries, annual bonuses, profit sharing, stock options and various benefit plans.

The Compensation Committee is composed of four independent directors as defined by Rule 4200 of the NASDAQ Stock Market. It is the Compensation Committee’s objective that executive compensation be tied directly to the achievement of Sunrise Telecom’s performance objectives. Specifically, Sunrise Telecom’s executive compensation program is designed to reward executive performance that results in enhanced corporate and stockholder value. The Compensation Committee reviewed and relied on published industry pay survey data in its assessment of appropriate compensation levels. These surveys included the Radford Management Survey and data from companies of comparable size, performance and growth rates in the telecommunications industry. In prior years, the Compensation Committee also has used data from the Economic Research Institute Survey in its assessment of appropriate compensation levels.

The Compensation Committee recognizes that the industry sector in which Sunrise Telecom operates is highly competitive, resulting in a substantial demand for qualified, experienced executive personnel. The Compensation Committee considers it crucial that Sunrise Telecom be assured of attracting and rewarding its executives who are essential to the attainment of Sunrise Telecom’s long-term strategic goals. For these reasons, the Compensation Committee believes Sunrise Telecom’s executive compensation arrangements must remain competitive with those offered by other companies of similar size, scope, performance levels and complexity of operations.

Annual Cash Compensation and Benefits

The Compensation Committee believes that the annual cash compensation paid to executives should be commensurate with both the executive’s and Sunrise Telecom’s performance. For this reason, Sunrise Telecom’s executive cash compensation consists of base compensation (salary), variable incentive compensation (annual bonus) and participation in the Sunrise Telecom profit sharing bonus plan.

Base salaries for executive officers are established considering a number of factors, including Sunrise Telecom’s performance, the executive’s individual performance and measurable contribution to Sunrise Telecom’s success and pay levels of similar positions with comparable companies in the industry. The Compensation Committee typically decides base salaries at the first meeting of each year as part of Sunrise Telecom’s formal executive officer annual salary review process.

An executive’s annual bonus and profit sharing award generally depend on Sunrise Telecom’s overall financial performance. No bonuses were paid to executives for 2004; however, Sunrise Telecom did pay profit sharing equal to roughly 1% of salary to all San Jose division employees, including executive officers, based on a small operating profit earned by the division in 2004. Because salaries and bonuses have generally declined significantly since December 2000 for most employees, including executive officers, Sunrise Telecom intends to pay generous bonuses to its executives and other employees should excellent company performance return.

In addition to providing for an annual bonus program to its executive officers, Sunrise Telecom also provides bonus programs to its other employees according to local employment customs and Sunrise Telecom’s belief that excellent company performance results from teamwork and individual performance, and that such efforts should be rewarded.

Stock Options

In 2004, Sunrise Telecom made stock option grants to its executive officers and other employees. The Compensation Committee intends to use option grants to attract, retain and motivate Sunrise Telecom’s executive officers and other participants by providing them with a meaningful stake in Sunrise Telecom’s long-term success. In making its determinations, the Compensation Committee takes into consideration the following: (i) grants made to individuals in similar positions in comparable high technology companies, (ii) Sunrise Telecom’s then current capital structure, (iii) the participants’ contributions to Sunrise Telecom’s short- and long-term performance and the participant’s ability to build corporate and stockholder value, (iv) the participant’s prior stock option grants, especially as they relate to the number of options vested and unvested, and (v) the impact that total option grants made to all participants have on dilution of current stockholder ownership and Sunrise Telecom’s earnings per share.

Chief Executive Officer and President’s Compensation

Mr. Chang’s compensation for 2004 was evaluated and approved by the Compensation Committee based on a survey of comparable Chief Executive Officers’ salaries in the San Jose, California metropolitan area and at comparable companies. The Compensation Committee also used data from the Radford Management Survey in its assessment and determination of Mr. Chang’s compensation. Mr. Chang’s 2004 cash compensation consisted of a base salary of $460,623. Mr. Chang received no bonus for 2004. However, Mr. Chang did receive profit sharing in the amount of $4,431, as such profit sharing was paid ratably based on salary to all San Jose division employees, including other executive officers, equal to roughly 1% of base salary. During 2004, Sunrise Telecom granted to Mr. Chang an option to purchase 20,000 shares of Sunrise Telecom common stock at $4.09 per share.

Tax Deductibility of Executive Compensation

As a matter of policy, Sunrise Telecom believes it is important to retain the flexibility to maximize its tax deductions. Amendments to Section 162(m) of the Internal Revenue Code have eliminated the deductibility for certain executive compensation over a million dollars in any given year. Certain types of performance-based compensation are deductible only if the performance criteria are specified in detail, the performance goals under which compensation is paid is established by a compensation committee comprised solely of two or more “outside directors” and the material terms of the compensation is disclosed and approved by the stockholders. It is the policy of the Compensation Committee to consider the impact, if any, of Section 162(m) on Sunrise Telecom and to document as necessary specific performance goals to seek to preserve Sunrise Telecom’s tax deductions. Currently, Sunrise Telecom’s 2000 Stock Plan meets the requirements necessary to obtain tax deductibility under Section 162(m); however, certain awards made under the 2000 Stock Plan during the later part of 2004 and early 2005 may not be fully deductible because Mr. Pfeiffer is not an outside director as defined in Section 162(m).

Compensation Committee

Jennifer J. Walt, Chairwoman

Patrick Peng-Koon Ang

Henry P. Huff

Robert C. Pfeiffer

AUDIT COMMITTEE REPORT1

The responsibilities of the Audit Committee, among other things, include:

•	Reviewing Sunrise Telecom’s audit and related services at least annually;

•	Appointing, determining funding for and overseeing Sunrise Telecom’s auditors and ensuring their independence, including pre-approving all audit services and permissible non-audit services provided by the auditors;

•	Reviewing Sunrise Telecom’s annual and interim financial statements;

•	Reviewing and actively discussing with Sunrise Telecom’s auditors the results of the annual audit of Sunrise Telecom’s financial statements and all significant issues, transactions and changes;

•	Reviewing and actively discussing with Sunrise Telecom’s auditors the results of the SAS 100 review of Sunrise Telecom’s financial statements and all significant issues, transactions and changes;

•	Overseeing the adequacy of Sunrise Telecom’s system of internal accounting controls, including obtaining from the auditors management letters or summaries on such internal accounting controls;

•	Reviewing and establishing procedures for the receipt, retention and treatment of complaints received by Sunrise Telecom regarding accounting, internal accounting controls or any auditing matters; and

•	Overseeing Sunrise Telecom’s finance function and compliance with SEC requirements and reviewing the status of any legal matters that could have a significant impact on Sunrise Telecom’s financial statements.

The Board of Directors has determined that all members of the Audit Committee are “independent” as required by applicable listing standards of the NASDAQ National Market. In addition, the Board has determined that Mr. Henry P. Huff qualifies as an Audit Committee Financial Expert as defined in Section 401 of Regulation S-K.

The Audit Committee operated pursuant to a charter approved by the Board of Directors. The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter. The Audit Committee also has reviewed and reassessed the adequacy of its charter during the course of 2004. To carry out its responsibilities, the Audit Committee held 5 meetings during 2004.

Management is responsible for the preparation, presentation and integrity of Sunrise Telecom’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Sunrise Telecom’s independent auditors are responsible for performing an independent audit of the consolidated financial statements in accordance with auditing standards generally accepted in the United States.

In overseeing the preparation of Sunrise Telecom’s consolidated financial statements, the Audit Committee met with both management and the independent auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee’s review included discussion with the independent auditors of matters required to

[1]	The material in this section entitled “Audit Committee Report” is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of Sunrise’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation by reference language therein.

be discussed pursuant to Statement on Auditing Standards No. 61, Communication With Audit Committees. The Audit Committee received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee also considered whether the provision of non-audit services by the independent auditors was compatible with maintaining the auditors’ independence. Additionally, the Audit Committee has had discussions with the auditors regarding the auditors’ independence. In connection with monitoring Sunrise Telecom’s internal control systems, the Audit Committee periodically consulted with the independent auditors about internal controls and the fairness and accuracy of Sunrise Telecom’s consolidated financial statements.

Based on the review referred to in the preceding paragraph, and subject to the limitations on the role and responsibilities of the Audit Committee referred to in its charter, the Audit Committee recommended to the Board of Directors (and the Board approved) the inclusion of Sunrise Telecom’s audited consolidated financial statements in its Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission. The Audit Committee selected KPMG LLP as independent auditors for the year ended December 31, 2004.

Audit Committee

Henry P. Huff, Chairman

Patrick Peng-Koon Ang

Jennifer J. Walt

INDEPENDENT AUDITORS

KPMG LLP served as Sunrise Telecom’s independent auditors for the year ended December 31, 2004 and has been selected by the Audit Committee as Sunrise Telecom’s independent auditor for 2005. A KPMG LLP representative will attend the annual meeting, will have the opportunity to make a statement if he or she desires and will be available to respond to appropriate questions.

Fees Paid to the Independent Auditors

The following table sets forth the fees paid to Sunrise Telecom’s independent auditor, KPMG LLP, for the years ended December 31, 2004 and 2003.

Audit and Non-Audit Fees

	2004	2003
Audit Fees (1)	$358,400	$251,500
Audit-Related Fees (2)	$0	$0
Tax Fees (3)	$7,400	$31,300
All Other Fees	$0	$0

Total	$365,800	$282,800

(1)	Audit Fees relate to professional services rendered in connection with the audit of Sunrise Telecom’s annual financial statements, quarterly review of financial statements included in Sunrise Telecom’s Form 10-Q’s and audit services provided in connection with other statutory and regulatory filings.

(2)	Audit-Related Fees include professional services related to the audit of Sunrise Telecom’s financial statements, accounting and reporting consultation on proposed transactions and due diligence assistance.

(3)	Tax Fees relate to professional services rendered in connection with US and international tax compliance and preparation for Sunrise Telecom’s tax audits. Sunrise Telecom does not engage KPMG LLP to perform personal tax services for its executive officers.

The Audit Committee of the Board of Directors approved all services described above. The Audit Committee determined that the auditors’ provision of Audit-Related Fees, Tax Fees and All Other Fees, which may have been non-audit in nature, was compatible with and did not impair the auditors’ independence during 2004.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services Performed by the Independent Auditors

Sunrise Telecom has adopted an auditor independence policy that requires the Audit Committee to approve all permitted non-audit services performed by Sunrise Telecom’s auditing firm. In April 2004, the Audit Committee pre-approved the use of Sunrise Telecom’s auditing firm for tax planning, tax compliance and tax consulting services, which are deemed permitted non-audit services that do not impair the auditor’s independence. The auditor independence policy also requires Sunrise Telecom to promptly inform the Audit Committee of any such engagement of Sunrise Telecom’s independent auditor.

STOCK PERFORMANCE GRAPH2

The graph below compares the cumulative total stockholder return on Sunrise Telecom Incorporated common stock with the cumulative total stockholder return of the NASDAQ National Market—U.S. Index and the S&P 500 Information Technology Index. All values assume an initial investment of $100 and the reinvestment of the full amount of all dividends and are calculated yearly through December 31, 2004. The graph begins on July 13, 2000, the date Sunrise Telecom’s common stock began trading on the NASDAQ National Market. The stockholder return shown on the graph below is based upon historical data and is not indicative of, nor intended to forecast, future performance of our common stock.

	Base Period 13 Jul ’00	Years Ending
Company / Index		Dec ’00	Dec ’01	Dec ’02	Dec ’03	Dec ’04
SUNRISE TELECOM INCORPORATED	100	9.73	9.99	4.41	8.89	7.30
NASDAQ U.S. INDEX	100	65.10	49.24	28.56	41.77	44.28
S&P 500 INFORMATION TECHNOLOGY INDEX	100	57.33	42.50	26.60	39.16	40.16

[2]	The material in this section entitled “STOCK PERFORMANCE GRAPH” is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation by reference language therein.

AVAILABLE INFORMATION

Sunrise Telecom’s Web site may be found at www.sunrisetelecom.com. Sunrise Telecom makes available free of charge, on or through its Web site, its annual, quarterly and current reports, and any amendments to those reports, as soon as reasonably practicable after electronically filing such reports with the Securities and Exchange Commission. Stockholders may also obtain a copy of Sunrise Telecom’s Annual Report on Form 10-K, without charge, by written request addressed to Investor Relations, Sunrise Telecom Incorporated, 302 Enzo Drive, San Jose, California 95138.

By Order of the Board of Directors,

/s/ Kirk O. Williams

Kirk O. Williams

Vice President, General Counsel and Secretary

April 8, 2005

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

APPENDIX A

AMENDMENT TO THE SUNRISE TELECOM INCORPORATED

2000 STOCK PLAN

The undersigned, Paul Ker-Chin Chang and Kirk O. Williams, hereby certify that:

1.	They are the duly elected and acting President and Secretary, respectively, of SUNRISE TELECOM INCORPORATED, a Delaware corporation.

2.	The Sunrise Telecom Incorporated 2000 Stock Plan was adopted by the Company’s Board of Directors and approved by the Company’s stockholders on April 5, 2000. The Plan is effective July 12, 2000.

3.	Section 4(c)(i) of the Sunrise Telecom Incorporated 2000 Stock Plan which currently reads:

Each eligible Non-Employee Director shall automatically be granted an NSO to purchase Shares with a Fair Market Value of $25,000 as of the date of grant of such NSO as of the later of (i) the effective date of this Plan, or (ii) his or her initial appointment as a Non-Employee Director. In addition, upon the conclusion of each regular annual meeting of the Company’s stockholders following the effective date of this Plan, each eligible Non-Employee Director who will continue serving as a member of the Board thereafter shall automatically receive an NSO to purchase Shares with a Fair Market Value of $25,000 as of the date of grant of such NSO.

shall be amended as follows:

Each eligible Non-Employee Director shall automatically be granted an NSO to purchase 12,000 Shares as of his or her initial appointment as a Non-Employee Director. In addition, upon the conclusion of each regular annual meeting of the Company’s Stockholders beginning with the annual meeting scheduled for May 11, 2005, each eligible Non-Employee Director who will continue serving as a member of the Board thereafter shall automatically receive an NSO to purchase 12,000 Shares.

This Amendment is limited as specified and shall not constitute a modification, amendment or waiver of any other provision of the Sunrise Telecom Incorporated 2000 Stock Plan. Except as specifically amended by this Amendment, in all other respects, the Sunrise Telecom Incorporated 2000 Stock Plan shall remain in full force and effect. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions). Capitalized terms not otherwise defined in this Amendment are used with the definitions assigned to them in the Sunrise Telecom Incorporated 2000 Stock Plan or Stock Option Agreement or Restricted Stock Agreement.

The foregoing Amendment has been duly adopted by this Company’s Board of Directors and Stockholders in accordance with the applicable provisions of Section 228, 242 and 245 of the General Corporation Law of the State of Delaware.

Executed at                         , on the      day of                     , 2005.

Paul Ker-Chin Chang, President

Kirk O. Williams, Secretary

A-1

Proxy – Sunrise Telecom Incorporated

Sunrise Telecom Incorporated

Annual Meeting of Stockholders

Wednesday, May 11, 2005, at 11:00 A.M.

302 Enzo Drive, San Jose, California 95138

Proxy Solicited by Board of Directors for Annual Meeting of Stockholders - May 11, 2005

The undersigned hereby appoints Paul Ker-Chin Chang and Paul A. Marshall, or either of them, each with power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Stockholders of SUNRISE TELECOM INCORPORATED to be held at the company’s offices at 302 Enzo Drive, San Jose, California 95138, on Wednesday, May 11, 2005, at 11:00 A.M., and any adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR A) the election of each of Paul A. Marshall and Patrick Peng-Koon Ang and B) approval of the amendment to the 2000 Stock Plan to fix the size of initial and annual grants to non-employee directors at 12,000 shares.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Continued and to be signed and dated on the reverse side.)

Sunrise Telecom Incorporated	000000 0000000000 0 0000

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MR A SAMPLE	000000000.000 ext
DESIGNATION (IF ANY)	000000000.000 ext
ADD 1	000000000.000 ext
ADD 2	000000000.000 ext
ADD 3
ADD 4	Holder Account Number
ADD 5
ADD 6	C 1234567890 JNT

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☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors
The Board of Directors recommends a vote FOR the listed nominees.

01 - Paul A. Marshall	For ☐	Withhold ☐

02 - Patrick Peng-Koon Ang	☐	☐

B Proposal to Amend the 2000 Stock Plan The Board of Directors recommends a vote FOR approval of the amendment to the 2000 Stock Plan.

Approval of the amendment to the 2000 Stock Plan to fix the size of initial and annual grants to non-employee directors at 12,000 shares.	For ☐	Against ☐	Withhold ☐

B  Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

1UPX            HHH            PPPP            003091